Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico's FAS, Inc. Reports Second Quarter Results

•	Adjusted EPS of $0.25, a 25% increase compared to last year

•	Net sales increase of 1.4%, reflecting positive comparable sales

•	Gross margin improvement of 140 basis points

•	Announces plan to exit Boston Proper

Fort Myers, FL - August 26, 2015 - Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2015 second quarter and twenty-six weeks ended August 1, 2015, and a plan (the "Plan") to sell the Boston Proper direct-to-consumer ("DTC") business and close its existing stores.
For the thirteen weeks ended August 1, 2015 ("the second quarter"), the Company reported adjusted net income of $35.5 million compared to net income of $30.1 million for the thirteen weeks ended August 2, 2014, and second quarter 2015 adjusted earnings per diluted share of $0.25 compared to earnings per diluted share of $0.20 in last year’s second quarter. The second quarter adjusted results exclude net charges of $0.23 per diluted share in 2015 related to the Plan to exit Boston Proper and restructuring and strategic charges (the "Net Charges"), as presented in the accompanying GAAP to Non-GAAP Reconciliation. Including the impact of the Net Charges, the Company reported second quarter 2015 net income of $2.1 million, or $0.02 per diluted share.
For the twenty-six weeks ended August 1, 2015, the Company reported adjusted net income of $77.3 million compared to net income of $70.0 million for the twenty-six weeks ended August 2, 2014, and adjusted earnings per diluted share of $0.53 compared to earnings per diluted share of $0.46 in the same period last year. The adjusted results exclude Net Charges of $0.29 per diluted share in 2015, as presented in the accompanying GAAP to Non-GAAP Reconciliation. Including the impact of the Net Charges, the Company reported net income of $34.6 million, or $0.24 per diluted share in 2015.
Net Sales
For the second quarter, net sales were $680.4 million, an increase of 1.4% compared to $671.1 million in last year’s second quarter, primarily reflecting 23 net new stores for a square footage increase of 1.3% and a 0.5% increase in comparable sales. The 0.5% increase in comparable sales for the second quarter was on top of a 0.3% increase in last year’s second quarter, and reflected an increase in average dollar sale partially offset by a decrease in transaction count.
Comparable Sales

	Twenty-Six Weeks Ended		Thirteen Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Chico's	(0.8)%	(0.1)%	0.9%	0.7%
White House | Black Market	0.0%	(5.4)%	(1.9)%	(1.9)%
Soma	5.7%	6.7%	5.1%	4.7%
Total Company	0.2%	(1.2)%	0.5%	0.3%
Gross Margin

For the second quarter, gross margin was $366.0 million compared to $351.5 million in last year’s second quarter. Gross margin was 53.8% of net sales, a 140 basis point increase from last year’s second quarter, primarily reflecting a decrease in promotional activity in response to improved inventory management, and benefits from previously announced cost reduction efforts, partially offset by an increase in accrued incentive compensation.

Selling, General and Administrative Expenses

For the second quarter, selling, general and administrative expenses (“SG&A”) were $308.4 million compared to $304.7 million in last year’s second quarter. SG&A was 45.3% of net sales, a 10 basis point decrease from last year’s second quarter, primarily reflecting benefits from previously announced cost reduction efforts, partially offset by an increase in accrued incentive compensation and occupancy costs.
Restructuring and Strategic Charges

For the second quarter, the Company recorded pre-tax restructuring and strategic charges of $16.2 million, primarily related to non-cash property and equipment impairment charges for the Boston Proper stores. On an after-tax basis, the second quarter impact of these charges was $10.1 million, or $0.07 per diluted share.

Impairment Charges

For the second quarter of fiscal 2015, in connection with the Plan, the Company determined that certain Boston Proper intangibles were impaired and recorded $66.9 million in pre-tax, non-cash goodwill and trade name impairment charges ("Impairment Charges"), comprised of $48.9 million related to goodwill and $18.0 million related to the trade name.    On an after-tax basis, second quarter Impairment Charges were $47.1 million, or $0.33 per diluted share.

Income Tax Benefit

Excluding the tax benefits related to the Plan, the 2015 second quarter effective tax rate would have been 37.7% compared to an effective tax rate of 35.5% for the same period last year, primarily reflecting favorable state tax settlements in fiscal 2014.
Inventories

At the end of the second quarter of 2015, inventories totaled $250.3 million, when including inventory related to the Boston Proper DTC business, compared to $238.1 million in last year's second quarter. Inventories per selling square foot decreased 5.7%, when excluding in-transit inventories, primarily reflecting improved inventory management and lower average unit cost compared to the second quarter last year. In-transit inventories increased by $20.3 million, primarily reflecting longer in-transit times and accelerated shipping dates to facilitate timely merchandise receipts.

Assets and Liabilities Held for Sale

At the end of the second quarter of 2015, current assets included $85.9 million in assets held for sale, primarily comprised of $61.9 million in Boston Proper DTC assets and $16.4 million in vacant land. Current liabilities included $7.3 million in Boston Proper DTC liabilities held for sale.

Debt

During the second quarter of    fiscal 2015, the Company repaid $26.5 million borrowed against the Company's credit facilities. At the end of the quarter, the Company had $97.2 million in net borrowings outstanding under its term loan commitment and no borrowings outstanding under its revolving credit facility.

Accelerated Stock Repurchase Agreements

During the second quarter of    fiscal 2015, the Company received 3.9 million additional shares upon the completion of the accelerated stock repurchase agreements ("ASR Agreements") entered into in the first quarter of fiscal 2015. Under the ASR Agreements, the Company repurchased a total of 14.6 million shares for $250.0 million.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico's, White House | Black Market, Soma, and Boston Proper, is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of August 1, 2015, the Company operated 1,548 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, www.soma.com, and www.bostonproper.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

(Financial Tables Follow)

Executive Contact:
Jennifer Powers Adkins
Vice President – Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share amounts)

	Twenty-Six Weeks Ended				Thirteen Weeks Ended
	August 1, 2015		August 2, 2014		August 1, 2015		August 2, 2014
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales:
Chico's	$722,334	52.6%	$722,271	53.4%	$353,842	52.0%	$349,983	52.1%
White House | Black Market	436,957	31.8%	431,087	31.9%	212,437	31.2%	213,914	31.9%
Soma	166,410	12.1%	149,738	11.0%	89,864	13.2%	81,905	12.2%
Boston Proper	47,990	3.5%	49,639	3.7%	24,209	3.6%	25,328	3.8%
Total net sales	1,373,691	100.0%	1,352,735	100.0%	680,352	100.0%	671,130	100.0%
Cost of goods sold	611,953	44.5%	618,372	45.7%	314,384	46.2%	319,658	47.6%
Gross margin	761,738	55.5%	734,363	54.3%	365,968	53.8%	351,472	52.4%
Selling, general and administrative expenses	636,654	46.3%	623,786	46.1%	308,437	45.3%	304,737	45.4%
Goodwill and trade name impairment charges	66,941	4.9%	—	0.0%	66,941	9.8%	—	0.0%
Restructuring and strategic charges	31,041	2.3%	—	0.0%	16,166	2.4%	—	0.0%
Income (loss) from operations	27,102	2.0%	110,577	8.2%	(25,576)	(3.7)%	46,735	7.0%
Interest (expense) income, net	(955)	(0.1)%	31	0.0%	(502)	(0.1)%	(9)	0.0%
Income (loss) before income taxes	26,147	1.9%	110,608	8.2%	(26,078)	(3.8)%	46,726	7.0%
Income tax (benefit) provision	(8,500)	(0.6)%	40,600	3.0%	(28,200)	(4.1)%	16,600	2.5%
Net income	$34,647	2.5%	$70,008	5.2%	$2,122	0.3%	$30,126	4.5%
Per share data:
Net income per common share-basic	$0.24		$0.46		$0.02		$0.20
Net income per common and common equivalent share–diluted	$0.24		$0.46		$0.02		$0.20
Weighted average common shares outstanding–basic	140,992		148,584		138,606		148,694
Weighted average common and common equivalent shares outstanding–diluted	141,339		149,127		138,961		149,218
Dividends declared per share	$0.2325		$0.2250		$0.0775		$0.0750

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	August 1, 2015	January 31, 2015	August 2, 2014

ASSETS
Current Assets:
Cash and cash equivalents	$109,015	$133,351	$114,387
Marketable securities, at fair value	47,999	126,561	94,276
Inventories	239,043	235,159	238,072
Prepaid expenses and other current assets	68,979	51,088	50,744
Assets held for sale	85,941	16,800	—
Total Current Assets	550,977	562,959	497,479
Property and Equipment, net	563,583	606,147	635,651
Other Assets:
Goodwill	96,774	145,627	171,427
Other intangible assets, net	38,930	109,538	116,017
Other assets, net	15,522	14,310	10,828
Total Other Assets	151,226	269,475	298,272
	$1,265,786	$1,438,581	$1,431,402
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$148,288	$144,534	$156,091
Current debt	10,000	—	—
Other current and deferred liabilities	150,433	158,396	140,545
Liabilities held for sale	7,297	—	—
Total Current Liabilities	316,018	302,930	296,636
Noncurrent Liabilities:
Long-term debt	87,186	—	—
Deferred liabilities	138,815	142,371	141,704
Deferred taxes	13,562	49,659	47,441
Total Noncurrent Liabilities	239,563	192,030	189,145
Stockholders’ Equity:
Preferred stock	—	—	—
Common stock	1,394	1,529	1,530
Additional paid-in capital	422,387	407,275	393,031
Treasury stock, at cost	(249,854)	—	—
Retained earnings	535,613	534,255	551,003
Accumulated other comprehensive income	665	562	57
Total Stockholders’ Equity	710,205	943,621	945,621
	$1,265,786	$1,438,581	$1,431,402

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Statements
(Unaudited)
(in thousands)

	Twenty-Six Weeks Ended
	August 1, 2015	August 2, 2014
Cash Flows From Operating Activities:
Net income	$34,647	$70,008
Adjustments to reconcile net income to net cash provided by operating activities —
Goodwill and trade name impairment charges, pre-tax	66,941	—
Depreciation and amortization	61,672	60,373
Loss on disposal and impairment of property and equipment	21,603	209
Deferred tax benefit	(39,881)	(4,443)
Stock-based compensation expense	13,657	12,684
Excess tax benefit from stock-based compensation	(2,170)	(1,196)
Deferred rent and lease credits	(9,219)	(9,221)
Changes in assets and liabilities:
Inventories	(15,165)	73
Prepaid expenses and other assets	(19,212)	(1,645)
Accounts payable	(3,045)	13,346
Accrued and other liabilities	2,254	12,952
Net cash provided by operating activities	112,082	153,140
Cash Flows From Investing Activities:
Purchases of marketable securities	(29,460)	(42,700)
Proceeds from sale of marketable securities	107,994	64,407
Purchases of property and equipment, net	(42,836)	(62,966)
Net cash provided by (used in) investing activities	35,698	(41,259)
Cash Flows From Financing Activities:
Proceeds from borrowings	124,000	—
Payments on borrowings	(26,500)	—
Proceeds from issuance of common stock	9,087	4,297
Excess tax benefit from stock-based compensation	2,170	1,196
Dividends paid	(22,160)	(22,901)
Repurchase of common stock	(258,834)	(16,527)
Net cash used in financing activities	(172,237)	(33,935)
Effects of exchange rate changes on cash and cash equivalents	121	(3)
Net (decrease) increase in cash and cash equivalents	(24,336)	77,943
Cash and Cash Equivalents, Beginning of period	133,351	36,444
Cash and Cash Equivalents, End of period	$109,015	$114,387

Changes in assets and liabilities reflect Boston Proper DTC assets and liabilities prior to reclassification to held for sale.

Supplemental Detail on Earnings Per Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of earnings per common share pursuant to the “two-class” method. For the Company, participating securities are composed entirely of unvested restricted stock awards and performance-based restricted stock units (“PSUs”) that have met their relevant performance criteria.

Earnings per share is determined using the two-class method, as it is more dilutive than the treasury stock method. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of potential common shares from non-participating securities such as stock options and PSUs. For the twenty-six and thirteen weeks ended August 1, 2015 and August 2, 2014, potential common shares were excluded from the computation of diluted EPS to the extent they were antidilutive.

The following unaudited table sets forth the computation of basic and diluted earnings per share shown on the face of the accompanying condensed consolidated statements of income (in thousands, except per share amounts):

	Twenty-Six Weeks Ended		Thirteen Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014

Numerator
Net income	$34,647	$70,008	$2,122	$30,126
Net income and dividends declared allocated to participating securities	(804)	(1,902)	(28)	(842)
Net income available to common shareholders	$33,843	$68,106	$2,094	$29,284

Denominator
Weighted average common shares outstanding – basic	140,992	148,584	138,606	148,694
Dilutive effect of non-participating securities	347	543	355	524
Weighted average common and common equivalent shares outstanding – diluted	141,339	149,127	138,961	149,218

Net income per common share*:
Basic	$0.24	$0.46	$0.02	$0.20
Diluted	$0.24	$0.46	$0.02	$0.20

*Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

SEC Regulation G - The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude certain charges, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. The Company believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that impact the comparability of the results. A reconciliation of net income and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP basis is presented in the table below:

Chico’s FAS, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation of Net Income and Diluted EPS
(Unaudited)
(in thousands, except per share amounts)

	Twenty-Six Weeks Ended		Thirteen Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net income:
GAAP basis	$34,647	$70,008	$2,122	$30,126
Goodwill and trade name impairment charges, net of tax	47,127	—	47,127	—
Restructuring and strategic charges, net of tax	19,334	—	10,070	—
Tax benefit related to the expected disposition of Boston Proper's stock	(23,779)	—	(23,779)	—
Non-GAAP adjusted basis	$77,329	$70,008	$35,540	$30,126

Net income per diluted share:
GAAP basis	$0.24	$0.46	$0.02	$0.20
Goodwill and trade name impairment charges, net of tax	0.33	0.00	0.33	0.00
Restructuring and strategic charges, net of tax	0.13	0.00	0.07	0.00
Tax benefit related to the expected disposition of Boston Proper's stock	(0.17)	0.00	(0.17)	0.00
Non-GAAP adjusted basis	$0.53	$0.46	$0.25	$0.20

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirteen Weeks Ended August 1, 2015
(Unaudited)

	May 2, 2015	New Stores	Closures	August 1, 2015
Store count:
Chico’s frontline boutiques	612	2	(5)	609
Chico’s outlets	118	1	—	119
Chico's Canada	4	—	—	4
WH|BM frontline boutiques	440	—	(5)	435
WH|BM outlets	69	2	—	71
WH|BM Canada	6	—	—	6
Soma frontline boutiques	266	3	(2)	267
Soma outlets	17	—	—	17
Boston Proper frontline boutiques	20	—	—	20
Total Chico’s FAS, Inc.	1,552	8	(12)	1,548

	May 2, 2015	New Stores	Closures	Other changes in SSF	August 1, 2015
Net selling square footage (SSF):
Chico’s frontline boutiques	1,673,063	4,864	(13,588)	(1,630)	1,662,709
Chico’s outlets	295,600	1,975	—	178	297,753
Chico's Canada	9,695	—	—	—	9,695
WH|BM frontline boutiques	1,009,392	—	(10,382)	—	999,010
WH|BM outlets	144,106	4,596	—	—	148,702
WH|BM Canada	14,891	—	—	—	14,891
Soma frontline boutiques	502,720	6,062	(4,980)	(58)	503,744
Soma outlets	31,672	—	—	—	31,672
Boston Proper frontline boutiques	34,465	—	—	—	34,465
Total Chico’s FAS, Inc.	3,715,604	17,497	(28,950)	(1,510)	3,702,641

As of August 1, 2015 the Company also sold merchandise through 33 international franchise locations.

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Twenty-Six Weeks Ended August 1, 2015
(Unaudited)

	January 31, 2015	New Stores	Closures	August 1, 2015
Store count:
Chico’s frontline boutiques	613	5	(9)	609
Chico’s outlets	118	2	(1)	119
Chico's Canada	3	1	—	4
WH|BM frontline boutiques	441	2	(8)	435
WH|BM outlets	68	3	—	71
WH|BM Canada	5	1	—	6
Soma frontline boutiques	263	6	(2)	267
Soma outlets	17	—	—	17
Boston Proper frontline boutiques	19	1	—	20
Total Chico’s FAS, Inc.	1,547	21	(20)	1,548

	January 31, 2015	New Stores	Closures	Other changes in SSF	August 1, 2015
Net selling square footage (SSF):
Chico’s frontline boutiques	1,674,640	12,671	(23,297)	(1,305)	1,662,709
Chico’s outlets	295,600	4,381	(2,406)	178	297,753
Chico's Canada	7,313	2,382	—	—	9,695
WH|BM frontline boutiques	1,010,242	4,837	(17,156)	1,087	999,010
WH|BM outlets	141,900	6,802	—	—	148,702
WH|BM Canada	12,460	2,431	—	—	14,891
Soma frontline boutiques	498,642	11,339	(4,980)	(1,257)	503,744
Soma outlets	31,672	—	—	—	31,672
Boston Proper frontline boutiques	33,035	1,430	—	—	34,465
Total Chico’s FAS, Inc.	3,705,504	46,273	(47,839)	(1,297)	3,702,641

As of August 1, 2015 the Company also sold merchandise through 33 international franchise locations.